EXHIBIT 99.1


    W. Stancil Starnes Elected to ProAssurance Board of Directors

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Sept. 5, 2007--The Board of Directors of ProAssurance Corporation (NYSE: PRA) today elected Chief Executive Officer, W. Stancil Starnes, to our Board of Directors. Mr. Starnes assumed the duties of CEO on July 1, 2007, and our practice has been to have our CEO serve as a member of the Board. Mr. Starnes' term will expire at the 2010 Annual Meeting of Shareholders.

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. ProAssurance is one of the 100 largest property-casualty insurance groups in the nation, based on Net Written Premium. ProAssurance was recently recognized as a member of the Ward's 50 for 2007, indicative of long-term superior financial performance and outstanding insurance security.

    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             Sr. Vice President,
             Corporate Communications & Investor Relations foneil@ProAssurance.com